Exhibit 10(b)

JOHNSON & JOHNSON

2000 STOCK OPTION PLAN

(Effective April 19, 2000, as amended February 10, 2003 and October 1, 2003)

1. PURPOSE

The purpose of the Johnson & Johnson 2000 Stock Option Plan (the “Plan”) is to promote the interests of Johnson & Johnson (the “Company”) by ensuring continuity of management and increased incentive on the part of officers and executive employees responsible for major contributions to effective management, through facilitating their acquisition of an equity interest in the Company on reasonable terms.

2. ADMINISTRATION

The Plan shall be administered by the Compensation & Benefits Committee of the Board of Directors (the “Committee”). The Committee shall consist of not less than three directors. No person shall be eligible to continue to serve as a member of such Committee unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Committee shall have the power to select optionees, to establish the number of shares and other terms applicable to each such option, to construe the provisions of the Plan, and to adopt rules and regulations governing the administration of the Plan.

The Board of Directors, within its discretion, shall have authority to amend the Plan and the terms of any option issued hereunder without the necessity of obtaining further approval of the shareowners, unless such approval is required by law. Notwithstanding the foregoing, except for any stock split, adjustment or other change in the corporate structure or shares of the Company as contemplated under Section 6(A)(v) hereof, the Company shall neither lower the exercise price of any option granted under the Plan nor grant any option hereunder in replacement of an option which had previously been granted at a higher exercise price, without the approval of the shareowners.

3. ELIGIBILITY

Those eligible to participate in the Plan will be selected by the Committee from the following:

(1) Directors.

(2) Officers and other key employees of the Company and its domestic subsidiaries.

(3) Key employees of subsidiaries outside the United States.

(4) Key employees of a joint venture operation of the Company or its subsidiaries and key employees of joint venture partners who are assigned to such a joint venture.

In all cases, optionees shall be selected on the basis of demonstrated ability to contribute substantially to the effective management or financial performance of the Company or its subsidiaries.

In no event shall an option be granted to any individual who, immediately after such option is granted, is considered to own stock possessing more than 10% of the combined voting power of all classes of stock of Johnson & Johnson or any of its subsidiaries within the meaning of Section 422 of the Internal Revenue Code.

4. ALLOTMENT OF SHARES

The amount of Common Stock of the Company (par value $1.00 per share) that may be made subject to grants of options under the Plan in any calendar year shall not exceed an amount equal to 1.6 percent of the issued shares of the Company’s Common Stock (including Treasury Shares) on January 1 of such year, plus (i) the number of shares that were available for grants in the previous year under the Plan but were not made subject to a grant in such previous year and (ii) the number of shares that were covered by options granted under the Plan which options lapsed, expired or terminated in the previous year without being exercised. Notwithstanding the foregoing, no more than 150 million shares (giving effect to the stock split in May 2001) in the aggregate shall be available for issuance as incentive stock options under the Plan.

The total number of shares which may be awarded under the Plan to any optionee in any one year shall not exceed the lesser of (x) 5% of the total shares allotted to the Plan for such year and (y) 2 million shares. The Committee may, in its discretion, issue upon exercise of any option Treasury Shares or authorized but unissued shares.

5. EFFECTIVE DATE AND TERM OF PLAN

The Plan, if approved by the shareowners of the Company, shall become effective on April 19, 2000. No option shall be granted pursuant to this Plan later than April 18, 2005, but the rights of optionees under options theretofore granted to them will not be affected, and all unexpired options will continue in force and operation thereafter, except as such options may lapse or be terminated in accordance with their terms and conditions.

6. TERMS AND CONDITIONS

A. All Options

The following shall apply to all options granted under the Plan:

(i) Option Price

The option price per share for each stock option shall be determined by the Committee and shall not be less than the fair market value on the date the option is granted. The fair market value shall be determined as prescribed by the Internal Revenue Code and Regulations.

(ii) Time of Exercise of Option

The Committee shall establish the time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee. With respect to an optionee whose employment has terminated by reason of death, disability or retirement, the Committee may in its discretion accelerate the time or times when any particular stock option held by said optionee may be so exercised so that such time or times are earlier than those originally provided in said option. In all cases exercise of a stock option shall be subject to the provisions of Section 6B(ii) or 6C(iii), as the case may be. The Committee shall determine, either at the time of grant or later, whether and to what extent and under what circumstances, the delivery of shares issuable in connection with the exercise of a non-qualified option may be deferred at the election of the optionee.

(iii) Payment

The entire option price may be paid at the time the option is exercised. When an option is exercised prior to termination of employment, the Committee shall have the discretion to arrange for the payment of such price, in whole or in part, in installments. In such cases, the Committee shall obtain such evidence of the optionee’s obligation, establish such interest rate and require such security as it may deem appropriate for the adequate protection of the Company.

(iv) Non-Transferability of Option

Unless otherwise specified by the Committee to the contrary, an option by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the optionee’s lifetime only by the optionee. The Committee may, in the manner established by the Committee, provide for the transfer, without payment of consideration, of a non-qualified option by an optionee to a member of the optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the optionee’s immediate family. In such case, the option shall be exercisable only by such transferee. For purposes of this provision, an optionee’s “immediate family” shall mean the holder’s spouse, children and grandchildren.

(v) Adjustment in Event of Recapitalization of the Company

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment as it may deem equitably required in the number and kind of shares authorized by and for the Plan, the number and kind of shares covered by the options granted, the number of shares which may be awarded to an optionee in any one year, and the option price.

(vi) Rights after Termination of Employment

(1) In the event of termination of employment due to any cause other than death, disability or retirement, rights to exercise the stock option shall cease, except for those which have accrued to and including the “date of termination” (as defined below), unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three (3) months after the date of termination, or such longer period (not to exceed three (3) years) as the Committee shall provide.

(2) In the event of termination of employment due to death or disability, rights to exercise the stock option shall cease, except for those which have accrued to and including the date of termination, unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three (3) years or such longer period (not to exceed the term of the option) as the Committee shall provide.

Notwithstanding the above, in the event such termination of employment due to death or disability occurs with optionee having at least ten (10) years of Service (as defined below) for options granted prior to October 1, 2003 and, for options granted on or after October 1, 2003, with optionee having at least ten (10) years of Service with a minimum of five (5) consecutive years of Service immediately prior to the time of termination, then, any unexercised or unexercisable portion of the stock option may be exercised in whole or in part during the remaining term of the option at such times and to the extent the optionee could have exercised such stock option had the optionee’s employment not terminated.

(3) In the event of retirement (unrelated to termination for cause, as defined below, which shall be governed by the provisions of (1) above) rights to exercise the stock option shall cease, except for those which have accrued to and including the date of termination, unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three (3) years, or such longer period (not to exceed the term of the option) as the Committee shall provide, provided, however, that in the event the optionee is “employed by a competitor” (as defined below) within two (2) years from the date of such retirement, no rights may be exercisable beyond a date which is three (3) months after the commencement of such employment with a competitor.

Notwithstanding the above, in the event such retirement (unrelated to termination for cause which shall be governed by the provisions of (1) above) occurs with optionee having at least ten (10) years of Service for options granted prior to October 1, 2003 and, for options granted on or after October 1, 2003, with optionee having at least ten (10) years of Service with a minimum of five (5) consecutive years of Service immediately prior to the time of retirement, then, any unexercised or unexercisable portions of the stock option may be exercised in whole or in part during the remaining term of the stock option at such times and to the extent the optionee could have exercised such stock option had the optionee’s employment not terminated, provided, however, that in the event the optionee is employed by a competitor within two

(2) years from the date of such retirement, (i) any unexercisable portion of the stock option shall terminate immediately and (ii) no rights may be exercisable beyond a date which is three (3) months after the commencement of such employment with a competitor.

(4) No stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted, or such earlier date as may be specified in the option. In addition, any stock option granted within six (6) months of termination of employment due to any cause whatsoever shall be void unless the Committee shall otherwise provide.

(5) As used in the Plan:

(i) The term “termination for cause” shall mean optionee’s termination by the Company or any of its subsidiaries in connection with the violation of any federal or state law, dishonesty, the willful and deliberate failure on the part of an optionee to perform his/her employment duties in any material respect or such other events, including the existence of a conflict of interest, as the Management Compensation Committee may determine. Such committee shall have the sole discretion to determine whether a “termination for cause” exists, and its determination shall be final.

(ii) The term “employed by a competitor” shall mean the optionee’s engaging in any activity or providing services, whether as director, employee, advisor, consultant or otherwise, for any corporation or other entity which is a competitor of the Company or any of its subsidiaries. The Management Compensation Committee shall have the sole discretion to determine if an optionee is “employed by a competitor”, and its determination shall be final.

(iii) The term “date of termination” shall mean the last date on which the optionee was in an active employment status. Specifically, in the event an optionee is covered by a severance agreement or arrangement, the “date of termination” shall be the last date of active employment, not the date corresponding to the end of the severance period.

(iv) The term “Service” shall mean employment with Johnson & Johnson or one of its subsidiaries, while that corporation or other legal entity was a subsidiary of Johnson & Johnson, unless the Committee shall otherwise provide.

B. Non-Qualified Stock Options

The Committee may, in its discretion, grant options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it does not so qualify.

(i) Form of Payment

Payment of the option price of any option (or portion thereof) not qualifying as an incentive stock option shall be made in cash or, in the discretion of the Committee, in the Common Stock of the Company valued at its fair market value (as the same shall be determined by the Committee), or a combination of such Common Stock and cash. Where payment of the option price is to be made with Common Stock acquired under a Company compensation plan (within the meaning of Opinion No. 25 of the Accounting Principles Board), such Common Stock will not be accepted as payment unless the optionee has beneficially owned such Common Stock for at least six months (increased to one year if such Common Stock was acquired under an incentive stock option) prior to such payment.

(ii) Period of Option

The exercise period of each non-qualified stock option by its terms shall not be more than l0 years from the date the option is granted as specified by the Committee.

C. Incentive Stock Options

The Committee may, in its discretion, grant options under the Plan which qualify in whole or in part as incentive stock options under Section 422 of the Internal Revenue Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it so qualifies:

(i) Maximum Fair Market Value of Incentive Stock Options

The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any optionee may have stock options which first become vested in any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

(ii) Form of Payment

Payment of the option price for incentive stock options shall be made in cash or in the Common Stock of the Company valued at its fair market value (as the same shall be determined by the Committee), or a combination of such Common Stock and cash. Where payment of the option price is to be made with Common Stock acquired under a Company compensation plan (within the meaning of Opinion No. 25 of the Accounting Principles Board), such Common Stock will not be accepted as payment unless the optionee has beneficially owned such Common Stock for at least six months (increased to one year if such Common Stock was acquired under an incentive stock option) prior to such payment.

(iii) Period of Option

The exercise period of each incentive stock option by its terms shall not be more than l0 years from the date the option is granted as specified by the Committee.

D. Options for Non-Employee Directors

Notwithstanding the foregoing, in the event of any inconsistency between the terms and conditions above and the following terms and conditions, the following terms and conditions shall govern the stock options granted to non-employee directors of the Board of Directors:

(i) The Committee shall establish the time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee; provided however that each option shall become 100% exercisable upon the earlier of completion of a non-employee director’s Board service, or on a date which is one year after the date of grant.

(ii) If a non-employee director completes his or her service as a director of the Company for any reason (other than death), their options may be exercised at any time during the remainder of the option term.

(iii) In the event of a non-employee director’s death, regardless of whether he or she is still serving as a director, the option may be exercised, subject to the provisions of Section 6B (ii) above, within three (3) years after death by his or her estate or by any person who acquires such option by inheritance or devise. Thereafter, such rights shall lapse.